STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 9, 2008

                               ES BANCSHARES, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)

         Maryland                    000-52178                     20-4663714
-----------------------------        ---------                     -----------
(State or Other Jurisdiction)        (Commission File No.)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


68 North Plank Road, Newburgh, New York                           12550
---------------------------------------                           -----
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (845) 561-0003
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.02  Results of Operations and Financial Condition.

     ES Bancshares, Inc. (the "Company") announced today that it took a charge to operations relating to its $1 million deposit in Silver State Bank, an FDIC insured commercial bank which was placed into receivership on September 5, 2008. The Company believes that the uninsured amount of this deposit is approximately $900,000.

     The Company currently believes that, based on an analysis of its deferred federal income tax position at June 30, 2008, it will not record any tax benefit to offset the charge for the period ending September 30, 2008. However, the Company has the ability to utilize this deduction against future taxable income and will be able to record the related tax benefit at such time.

     If the Company receives any recovery on the $900,000 uninsured amount, such amount will be added to income from operations. However, there can be no assurance whether, or when, the Company will receive any recovery of this uninsured amount.

     Management believes that our subsidiary, Empire State Bank, will continue to exceed the ratios that must be maintained for depository institutions to be considered "well capitalized" under the guidelines administered by the federal banking agencies, even if the value of the uninsured portion of our deposit is determined to have no value.

     This report contains certain forwarding-looking statements about the Company's securities activities. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They also include words such as "believe," "expect," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors could cause actual results to differ materially from expected results including changes in the general economic conditions (such as interest rates, employment levels and real estate values), legislative and regulatory changes, changes in the Company's business operations and the results thereof and changes in the securities markets.


Item 9.01  Financial Statements and Exhibits.

      (a)   Financial Statements of Business Acquired.   Not Applicable.

      (b)   Pro Forma Financial Information.             Not Applicable.

      (c)   Shell Company Transactions.                  Not Applicable.

      (d)   Exhibits.                                    Not Applicable.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            ES BANCSHARES, INC.


DATE:  September 12, 2008                   By: /s/ Anthony P. Costa
                                                --------------------
                                                    Anthony P. Costa
                                                    Chairman and Chief Executive
                                                    Officer